UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 17, 2012

NAUGATUCK VALLEY FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Effective January 17, 2012, Naugatuck Valley Savings and Loan (the “Bank”), the wholly-owned subsidiary of Naugatuck Valley Financial Corporation (the “Company”), and the Office of the Comptroller of the Currency (the “OCC”) entered into a formal written agreement (the “Agreement”).

The Agreement relates to the findings of the OCC following its regularly scheduled examination of the Bank that began in the third quarter of 2011.  Since the completion of the examination, the Bank believes it has been working diligently to address the findings of the examination and to develop and implement formal action plans to comply with the terms of the Agreement.  Although the OCC, and not the Bank, will determine the Bank’s compliance with the Agreement, the Bank believes it has made substantial progress to date in its efforts to comply with the Agreement.  The Agreement does not affect the Bank’s current status as “well capitalized” under applicable regulatory capital guidelines.

The Agreement requires the Bank to take various actions, within prescribed time frames, with respect to certain operational areas of the Bank.  These operational areas include (i) the Board of Directors and senior executive management, (ii) business planning and budgeting, (iii) capital planning; (iv) enterprise risk management; (v) internal audit; (vi) lending, including loan portfolio management, lending policy, loan review policy and systems, appraisals/evaluations of real property, commercial real estate concentration risk management, and the allowance for loan and lease losses; (vii) checking overdraft protection policy; and (viii) Bank Secrecy Act/anti-money laundering/Office of Foreign Asset Control-related risk assessment.

The Agreement also requires the Bank to file prior written notice with the OCC before appointing an individual to serve as a senior executive officer or as a director of the Bank.

The Agreement restricts the Bank from declaring or paying any dividends or other capital distributions to the Company without receiving the prior written approval of the OCC.  This provision of the Agreement relates to upstream, intercompany dividends or other capital distributions from the Bank to the Company.

The Agreement also restricts the Bank from entering into, renewing, extending or revising any contractual arrangement relating to compensation or benefits for any senior executive officer of the Bank, unless the Bank first provides the OCC with prior written notice of the proposed transaction.

The Agreement and each of its provisions will remain in effect unless and until the provisions are amended in writing by mutual consent of the Bank and the OCC or excepted, waived, or terminated in writing by the OCC.

The description of the Agreement set forth in this Item 1.01 is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Agreement by and between Naugatuck Valley Savings and Loan and the Comptroller of the Currency, dated January 17, 2012

This Current Report on Form 8-K contains forward-looking statements with the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended.  These statements are often identified by forward-looking words such as “expect,” “believe,” anticipate,” or other words with similar meanings.  Forward-looking statements are not statements of fact and a number of factors could cause actual results to differ materially from expected results.  These factors include, but are not limited to, the ability of the Bank to comply with the terms of the Agreement in a manner satisfactory to the OCC.  All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Company and the Bank as of the date of this Current Report on Form 8-K.  Except as may be required by applicable law, the Company assumes no obligation to update or revise any such forward-looking statements.  For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2010 and its subsequent Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: January 20, 2012	By:	/s/ John C. Roman
John C. Roman
President and Chief Executive Officer